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                                                                    Exhibit 10.2


                               FIRST AMENDMENT TO
                               FINANCING AGREEMENT


                                  May 25, 1999



Sames Electrostatic, Inc.
11998 Merriman Road
Livonia, MI  48150

     RE: Financing Agreement dated as of October 21, 1998 (the "Financing Agreement") between The CIT Group/Business Credit, Inc. (CITBC") and Sames Electrostatic, Inc. (the "Company")

Ladies and Gentlemen:

     Reference is made to the Financing Agreement. All capitalized terms used in this letter and not defined herein shall have the meanings given to such terms in the Financing agreement.

     This letter shall confirm the agreement of CITBC and the Company to amend the Financing Agreement in the following matter:

     1. Clause iv) of paragraph (g) of Section 7.10 of the Financing Agreement is amended and restated in its entirety to read as follows:

          "iv) to pay the obligations of Parent to Illinois Tool Works Inc. which arise under Section 2.3 and 9.1 of the Agreement of Purchase and Sale of Assets and Stock between Parent and Illinois Tool Works Inc. (including payments in settlement of any such obligations), but only if x) the Company notifies CITBC in writing of the proposed amount of payment (including associated attorneys fees and other expenses) at least five (5) days prior to such payment; y) the Availability, after giving effect to the projected amount of such payment (including associated attorneys fees and other expenses), remains equal to or greater than $1,500,000 at all times during the period thirty (30) days preceding the date of such payment; and z) the Availability, after giving effect to the actual amount of such payment (including associated attorneys fees and


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Sames Electrostatic, Inc.
May 25, 1999
Page 2

          other expenses), remains equal to or greater than $1,500,000 at all times during the period thirty (30) days after the date of such payment".

     2. Paragraph (k) of Section 10.1 of the Financing Agreement is amended by deleting the reference to "$1,500,000" set forth therein and substituting in its place the clause "i) $750,000 at any time that the outstanding amount of the Obligations is less than $5,000,000 or ii) $1,500,000 at any time that the outstanding amount of the Obligations is equal to or greater than $5,000,000".

Except as modified above, the Financing Agreement shall remain unmodified and in full force and effect, and shall apply with such force and effect to this amendment.

     Please acknowledge the agreement of the Company to the terms of this amendment by executing this letter in the space provided below and returning it to CITBC. In addition, Parent also shall execute this amendment where indicated below to confirm that Parent's obligations to CITBC under the Guaranty Agreement dated as of October 21, 1998 and the Stock Pledge Agreement dated as of October 21, 1998 are unaffected and remain and in full force and effect notwithstanding the amendments to the Financing Agreement set forth herein.

                                          Very truly yours,

                                          THE CIT GROUP BUSINESS CREDIT, INC.

                                          By: /S/
                                             -----------------------------------

                                          Its: Assistant Secretary
                                              ----------------------------------


Agreed to this 25 th day of May, 1999:
               -----

SAMES ELECTROSTATIC, INC.

By:    /S/ Todd W. O'Neill
   ------------------------------------------
Title:    Treasurer
      ---------------------------------------


SAMES CORPORATION


By:    /S/ Arnold H. Dratt
   ------------------------------------------

Title:  President and Chief Executive Officer
      ---------------------------------------